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                                                                  Exhibit 23.1



                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-3 and S-8) of Alliance Pharmaceutical Corp. of our report dated July 23, 1999 (except for paragraph 2 of Note 5, as to which the date is September 14, 1999), with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 1999.


                                           ERNST & YOUNG LLP






San Diego, California
September 22, 1999